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Exhibit 99(d)

                               HECHINGER COMPANY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands except share data)


                                                                    CLASS A      CLASS B      ADDITIONAL
                                                                    COMMON       COMMON         PAID-IN     RETAINED   UNEARNED
                                                                     STOCK        STOCK         CAPITAL     EARNINGS  COMPENSATION
                                                                    -------      -------      ---------    ---------  ------------
BALANCE, JAN. 28, 1995                                               $3,080       $1,152        $238,182    $240,919   $(1,553)

Restricted stock awards earned                                            -            -               -           -       794
Exercise of stock options including income tax benefit                    -            -              66           -         -
Conversions from Class B to Class A common stock                          9           (9)              -           -         -
  (86,800 Class A common shares)
Purchase of treasury stock (27,391 Class A common shares)                 -            -               -           -         -
Adjustment to fair value of marketable securities                         -            -               -         371         -
Cash dividends on common stock:
  Class A - $.16 per share                                                -            -               -      (4,931)        -
  Class B - $.06 per share                                                -            -               -        (733)        -
Net loss                                                                  -            -               -     (77,636)        -
                                                                     ------       ------        --------    --------   -------
BALANCE, FEB. 3, 1996                                                 3,089        1,143         238,248     157,990      (759)

Restricted stock awards earned                                            -            -               -           -       127
Conversions from Class B to Class A common stock                         23          (23)              -           -         -
  (231,037 Class A common shares)
Purchase of treasury stock (25,472 Class A common shares)                 -            -               -           -         -
Net loss                                                                  -            -               -      (5,990)        -
                                                                     ------       ------        --------    --------   -------
BALANCE, MAY 4, 1996 (unaudited)                                     $3,112       $1,120        $238,248    $152,000   $  (632)
                                                                     ======       ======        ========    ========   =======





                                                                      TREASURY
                                                                        STOCK       TOTAL
                                                                      ---------   --------
BALANCE, JAN. 28, 1995                                                 $(507)     $481,273

Restricted stock awards earned                                             -           794
Exercise of stock options including income tax benefit                    66           132
Conversions from Class B to Class A common stock                           -             -
  (86,800 Class A common shares)
Purchase of treasury stock (27,391 Class A common shares)               (231)         (231)
Adjustment to fair value of marketable securities                          -           371
Cash dividends on common stock:
  Class A - $.16 per share                                                 -        (4,931)
  Class B - $.06 per share                                                 -          (733)
Net loss                                                                   -       (77,636)
                                                                      ------      --------
BALANCE, FEB. 3, 1996                                                   (672)      399,039

Restricted stock awards earned                                             -           127
Conversions from Class B to Class A common stock                           -             -
  (231,037 Class A common shares)
Purchase of treasury stock (25,472 Class A common shares)               (114)         (114)
Net loss                                                                   -        (5,990)
                                                                      ------      --------
BALANCE, MAY 4, 1996 (unaudited)                                       $(786)     $393,062
                                                                      ======      ========





See notes to consolidated financial statements.


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